Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

FOR:	Christopher & Banks Corporation

COMPANY CONTACT:	Peter G. Michielutti
Executive Vice President,
Chief Operating Officer and
Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:	Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION REPORTS RESULTS FOR THE

THIRTEEN WEEK PERIOD ENDED NOVEMBER 1, 2014

- Provides Outlook for Fourth Quarter of Fiscal 2014 -

Minneapolis, MN, December 4, 2014 – Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today reported results for the thirteen week period ended November 1, 2014.

Results for the Thirteen Week Period Ended November 1, 2014

•

Net sales totaled $110.6 million, as compared to $118.1 million for the thirteen weeks ended November 2, 2013.  During the quarter, the Company operated an average of 7.8% fewer stores than during the comparable period last year, reflecting its store rationalization program.

•	Same-store sales decreased 7.6%, as compared to the thirteen weeks ended November 2, 2013; this follows a 4.9% same-store sales increase in last year’s third quarter.
•	Gross margin expanded 140 basis points to 39.5%.
•	Operating income was $9.3 million or 8.4% of net sales. This compares to operating income of $8.6 million or 7.3% of net sales in the third quarter of fiscal 2013.
•	Net income totaled $9.0 million, or $0.24 per diluted share. Net income for the thirteen weeks ended November 2, 2013 totaled $8.6 million, or $0.23 per diluted share.
•	SG&A expenses were $31.5 million, as compared to $33.2 million during last year’s third quarter.

LuAnn Via, President and Chief Executive Officer, commented, “Despite the continued softening of retail traffic patterns since our last update, we were able to deliver a year-over-year improvement in gross margin rate for the third quarter.  As we carefully monitor and respond to current business trends, we will remain focused on the numerous growth avenues ahead of us.  We see opportunity to further evolve our merchandise mix with more fashion and newness, and to more closely align our offering with customer preferences on an individual store level.  We will also continue to execute on our MPW strategy, converting all stores to the MPW format and opening more Outlets, as these stores offer higher sales productivity and operating margin than our stand-alone CB and CJ stores.  As part of this conversion strategy, we plan to enhance our presence in the special size categories.  We are also focused on gaining market share through new customer acquisition and increasing our share of current customers’ purchases.  Lastly, we are making enhancements to our eCommerce site and our omnichannel strategy to give our customer the best possible shopping experience wherever and however she chooses to shop with us.  While in the near-term we believe sales trends will remain inconsistent and the retail environment will be highly promotional, we are confident that our strategic initiatives will drive long-term top-line and bottom-line growth, as well as enhance shareholder value.”

Balance Sheet Highlights and Capital Expenditures

Cash, cash-equivalents and investments totaled $43.7 million as of November 1, 2014.  Inventory per square foot, excluding in-transit and eCommerce inventory, increased approximately 26.2%, or $4.97 per square foot, as of November 1, 2014, as compared to November 2, 2013.  For the thirteen week period ended November 1, 2014, the Company had no outstanding borrowings under its revolving credit facility and capital expenditures totaled approximately $5.0 million.

Outlook for the 2014 Fourth Quarter and Fiscal Year

For the fourth quarter of fiscal 2014, the Company expects:

•	total net sales of between $94 and $98 million, as compared to net sales of $104.9 million in last year’s fourth quarter;
•	to operate, on average, 544 stores, as compared to 584 stores, on average, during last year’s fourth quarter;
•	gross margin to be relatively flat as compared to the comparable prior year period, largely driven by improved merchandise margins offset by deleveraging of occupancy;
•	SG&A dollars to be between approximately $32.0 million and $32.5 million, compared to the $31.4 million of SG&A expense reported in the fourth quarter last year;
•	inventory on a dollar per square foot basis to remain higher than the level for the comparable prior year period but at a reduced level compared to the end of the third quarter; and
•

to open 1 new Outlet store; to convert 25 Christopher & Banks (“CB”) and 25 CJ Banks (“CJ”) stores to 25 Missy, Petite, Women (“MPW”) stores; to close 2 CB stores and replace them with 2 new MPW stores; and to close 4 CB stores, 1 CJ store and 1 MPW store.

For the 2014 fiscal year, the Company:

•	expects capital expenditures to be approximately $22.0 million to $23.0 million;
•

expects to recognize a nominal amount of tax expense, as the Company’s tax provisions will continue to be affected by the valuation allowance on its deferred tax assets in fiscal 2014, although the potential exists that the valuation allowance may be reversed during the fourth quarter;

•	is planning average store count to be down 7.4% and related average square footage for the year to be down approximately 6.0%, as compared to fiscal 2013; and
•	expects to end the fiscal year with a total square footage decrease of 3.2%, as compared to the end of fiscal 2013.

Conference Call Information

The Company will discuss its third quarter results in a conference call scheduled for today, December 4, 2014, at 8:30 a.m. Eastern time.  The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com.  An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com until January 4, 2015.  In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until December 11, 2014.  This call may be accessed by dialing 1-877-870-5176 and using the passcode 2771983.

About Christopher & Banks

Christopher & Banks Corporation is a Minneapolis-based specialty retailer of women’s clothing.  As of December 4, 2014, the Company operates 553 stores in 43 states consisting of 206 Christopher & Banks stores, 113 stores in its women’s plus size clothing division CJ Banks, 190 MPW stores and 44 outlet stores.  The Company also operates the www.ChristopherandBanks.com eCommerce website.

Keywords:  Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “believe” and similar expressions and include the statements that:  (i) the Company sees opportunity to further evolve its merchandise mix with more fashion and newness, and to more closely align its offerings with customer preferences on an individual store level; (ii) the Company will continue to execute on its MPW strategy, converting all stores to the MPW format and opening more Outlets, as these stores offer higher sales productivity and operating margin than the Company’s stand-alone CB and CJ stores; (iii) as part of the Company’s conversion strategy, it plans to enhance its presence in the special size categories; (iv) the Company is also focused on gaining market share through new customer acquisition and increasing its share of current customers’ purchases; (v) the Company is making enhancements to its eCommerce site and its omnichannel strategy to give its customers the best possible shopping experience wherever and however they choose to shop with the Company; (vi) while the Company believes in the near-term sales trends will remain inconsistent and the retail environment will be highly promotional, it is confident that its strategic initiatives will drive long-term top-line and bottom-line growth, as well as enhance shareholder value; (vii) for the fourth quarter of fiscal 2014, the Company expects total net sales of between $94 and $98 million, as compared to net sales of $104.9 million in last year’s fourth quarter; (viii) for the fourth quarter of fiscal 2014, the Company expects to operate, on average, 544 stores, as compared to 584 stores, on average, during last year’s fourth quarter; (ix) for the fourth quarter of fiscal 2014, the Company expects gross margin to be relatively flat as compared to the comparable prior year period, largely driven by improved merchandise margins offset by deleveraging of occupancy; (x) for the fourth quarter of fiscal 2014, the Company expects SG&A dollars to be between approximately $32.0 million and $32.5 million, compared to the $31.4 million of SG&A expense reported in the fourth quarter last year; (xi) for the fourth quarter of fiscal 2014, the Company expects inventory on a dollar per square foot basis to remain higher than the level for the comparable prior year period but at a reduced level compared to the end of the third quarter; (xii) for the fourth quarter of fiscal 2014, the Company expects to open 1 new Outlet store; to convert 25 CB and 25 CJ stores to 25 MPW stores; to close 2 CB stores and replace them with 2 new MPW stores; and to close 4 CB stores, 1 CJ store and 1 MPW store; (xiii) for the 2014 fiscal year, the Company expects capital expenditures to be approximately $22.0 million to $23.0 million; (xiv) for the 2014 fiscal year, the Company expects to recognize a nominal amount of tax expense, as the Company’s tax provisions will continue to be affected by the valuation allowance on its deferred tax assets in fiscal 2014, although the potential exists that the valuation allowance may be reversed during the fourth quarter; (xv) for the 2014 fiscal year, the Company is planning average store count to be down 7.4% and related average square footage for the year to be down approximately 6.0%, as compared to fiscal 2013; and (xvi) for the 2014 fiscal year, the Company expects to end the fiscal year with a total square footage decrease of 3.2%, as compared to the end of fiscal 2013.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by the forward-looking statements.  Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:  (i) the inherent difficulty in forecasting consumer buying and retail traffic patterns which may be affected by factors beyond our control, such as a weakness in overall consumer demand; adverse weather, economic or political conditions; and shifts in consumer tastes or spending habits that result in reduced sales or gross margins; (ii) lack of acceptance of the Company’s fashions, including its seasonal fashions; (iii) the ability of the Company’s infrastructure and systems to adequately support our operations; (iv) the effectiveness of the Company’s brand awareness, marketing programs and efforts to enhance the in-store experience; (v) the possibility that, because of poor customer response to our merchandise, management may determine it is necessary to sell merchandise at lower than expected margins or at a loss; (vi) the failure to successfully implement the Company’s strategic and tactical plans; (vii) general economic conditions could lead to a reduction in store traffic and in consumer spending on women’s apparel; (viii) fluctuations in the levels of the Company’s sales, expenses or earnings; and (ix) risks associated with the performance and operations of the Company’s Internet operations.

Readers are cautioned not to place undue reliance on these forward-looking statements which are based on current expectations and speak only as of the date of this release.  The Company does not assume any obligation to update or revise any forward-looking statement at any time for any reason.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Company’s website under “Investor Relations” and you are urged to carefully consider all such factors.

# # #

CHRISTOPHER & BANKS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 1,	November 2,	November 1,	November 2,
	2014	2013	2014	2013

Net sales	$110,610	$118,077	$320,609	$330,829

Costs and expenses:
Merchandise, buying and occupancy	66,873	73,126	201,333	213,891
Selling, general and administrative	31,477	33,231	94,965	97,477
Depreciation and amortization	2,916	3,107	8,781	9,927
Impairment of store assets	—	—	144	140
Total costs and expenses	101,266	109,464	305,223	321,435

Operating income	9,344	8,613	15,386	9,394

Other expense	(46)	(46)	(150)	(146)

Income before income taxes	9,298	8,567	15,236	9,248

Income tax provision (benefit)	315	(45)	274	272

Net income	$8,983	$8,612	$14,962	$8,976

Basic income per share:

Net income	$0.24	$0.24	$0.41	$0.25

Basic shares outstanding	36,805	36,244	36,685	36,234

Diluted income per share:

Net income	$0.24	$0.23	$0.40	$0.24

Diluted shares outstanding	37,714	37,031	37,669	37,092

CHRISTOPHER & BANKS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	November 1,	November 2,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$25,349	$27,492
Short-term investments	13,366	14,287
Merchandise inventories	58,806	49,250
Other current assets	16,200	13,386
Total current assets	113,721	104,415

Property, equipment and improvements, net	42,985	37,617

Other assets:
Long-term investments	4,978	5,275
Other assets	373	347
Total other assets	5,351	5,622

Total assets	$162,057	$147,654

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,242	$18,887
Accrued salaries, wages and related expenses	5,369	8,765
Other accrued liabilities	21,726	24,143
Total current liabilities	46,337	51,795

Non-current liabilities:
Deferred lease incentives	6,959	5,048
Deferred rent obligations	3,973	2,833
Other non-current liabilities	1,341	1,556
Total non-current liabilities	12,273	9,437

Stockholders' equity:
Common stock	466	462
Additional paid-in capital	123,977	121,621
Retained earnings	91,730	77,054
Common stock held in treasury	(112,711)	(112,711)
Accumulated other comprehensive loss	(15)	(4)
Total stockholders' equity	103,447	86,422

Total liabilities and stockholders' equity	$162,057	$147,654

CHRISTOPHER & BANKS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Thirty-Nine Weeks Ended
	November 1,	November 2,
	2014	2013
Cash flows from operating activities:
Net income	$14,962	$8,976
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,781	9,927
Impairment of store assets	144	140
Amortization of discount on investments	58	39
Amortization of financing costs	52	55
Deferred lease-related liabilities	2,699	(1,266)
Stock-based compensation expense	2,035	1,973
Loss on disposal of assets	51	7
Changes in operating assets and liabilities:
Increase in accounts receivable	(3,872)	(1,067)
Increase in merchandise inventories	(13,929)	(6,546)
Increase in prepaid expenses and other assets	(1,564)	(1,509)
(Increase) decrease in income taxes receivable	(646)	48
Decrease in accounts payable	(4,140)	(3,787)
(Decrease) increase in accrued liabilities	(2,534)	5,740
Increase (decrease) in other liabilities	360	(51)
Net cash provided by operating activities	2,457	12,679

Cash flows from investing activities:
Purchases of property, equipment and improvements	(15,318)	(6,332)
Purchases of available-for-sale investments	(12,495)	(22,245)
Redemptions of available-for-sale investments	10,200	2,639
Net cash used in investing activities	(17,613)	(25,938)

Cash flows from financing activities:
Shares redeemed for payroll taxes	(1,469)	(198)
Exercise of stock options	999	210
Payment of deferred financing costs	(99)	—
Net cash (used in) provided by financing activities	(569)	12

Net decrease in cash and cash equivalents	(15,725)	(13,247)
Cash and cash equivalents at beginning of period	41,074	40,739
Cash and cash equivalents at end of period	$25,349	$27,492

Supplemental cash flow information:
Unpaid purchases of equipment and improvements	$184	$69
Shares surrendered for stock option cost	$1,715	$—